EXHIBIT 10.2

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the “Agreement”) is made and entered into as of May 13, 2009 (the “Effective Date”) by and among THE CORNWALL GROUP, INC. a Florida corporation, FORESTVILLE CORPORATION, a Florida corporation, VANGUARD SECURITY OF BROWARD COUNTY, INC., a Florida corporation, VANGUARD SECURITY, INC., a Florida corporation, ON GUARD SECURITY AND INVESTIGATIONS, INC., a Florida corporation, and ARMOR SECURITY, INC., a Florida corporation (each, a “Seller” and, collectively, “Sellers”), U.S. SECURITY ASSOCIATES, INC., a Delaware corporation (“Buyer”), and SUNTRUST BANK, a Georgia banking corporation, as escrow agent (“Escrow Agent”).

BACKGROUND

A. Contemporaneously with the execution and delivery hereof, Buyer and Sellers are consummating the transactions contemplated by that certain Asset Purchase Agreement dated as of May 13, 2009 (the “Asset Purchase Agreement”) by and among Buyer, Sellers and Tri-S Security Corporation, pursuant to which and subject to which Sellers have sold, transferred, assigned and delivered to Buyer the Purchased Assets and Buyer purchased and accepted such Purchased Assets.

B. Section 2.4 of the Asset Purchase Agreement contemplates the establishment of the Escrow Fund (as defined below) to ensure that certain Customer Contracts transferred to Buyer as part of the Purchased Assets are, in fact, properly transferable and that Buyer will receive value for the consideration paid therefor.

C. Escrow Agent agrees to accept the Escrow Fund and to hold, administer and distribute the Escrow Fund in accordance with the terms and conditions set forth herein.

AGREEMENT

For and in consideration of the premises, the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree:

1. Purpose of Escrow Fund. The Escrow Fund has been established for the purpose of providing a primary source of funds to reimburse Buyer for that portion of the Purchase Price that is attributable, at the dollar amount provided in Annex I hereto, to any Customer Contract with respect to which the Customer named therein on or before the 90th day after the Effective Date (a) fails to execute a written consent to assignment to Buyer and (b) cancels such Customer Contract or expresses in writing its intention to bid services covered by such Customer Contract.

2. Certain Definitions.

(a) Whenever used in this Agreement, capitalized terms that are not otherwise defined in this Agreement shall have the meanings assigned to them in the Asset Purchase Agreement.

(b) In addition, the following capitalized terms shall have the meanings set forth below:

(i)	“Business Day” shall mean any day other than a Saturday, Sunday, holiday or other day on which Escrow Agent is authorized to be closed.

(ii)

“Consent Release Amount” shall mean, with respect to each Customer Contract listed on Annex I hereto for which a written consent to assign such Customer Contract to Buyer is obtained on or before the 90th day after Closing, the amount set forth on Annex I in the Consent Release Amount column across therefrom. The Consent Release Amount for each Customer Contract listed on Annex I hereto is equal to the quotient obtained by dividing (x) the product of the Purchase Price Value for such Customer Contract (as listed on Annex I hereto) multiplied by $750,000 by (y) $1,476,270 (which is the aggregate of all Purchase Price Values listed on Annex I hereto). The aggregate of the Consent Release Amounts listed on Annex I hereto is $750,000.

(iii)	“Joint Request For Distribution” shall mean a written notice to the Escrow Agent executed by Buyer and each Seller specifying the disposition to be made of the Escrow Fund or any portion thereof. A Joint Request For Distribution shall include instructions to release any undisputed portion of the Escrow Fund to Sellers. Each Joint Request For Distribution shall specifically set forth the amount of each Consent Release Amount, Other Release Amount, Purchase Price Downward Adjustment Amount or Withheld Amount to which such Joint Request For Distribution relates.

(iv)

“Other Release Amount” shall mean the aggregate of the amounts set forth in the Consent Release Amount column on Annex I hereto for each Customer Contract listed therein with respect to which neither a cancellation notice nor a written intent by the Customer to initiate a bid process for the services provided in such Customer Contract has been received by Buyer or any Seller on or before the 90th day after Closing.

(v)

“Purchase Price Downward Adjustment Amount” shall mean the aggregate of the amounts set forth in the Purchase Price Value column on Annex I hereto for each Customer Contract listed therein with respect to which (A) consent to assignment to Buyer of such Customer Contract has not been obtained on or before the 90th day after Closing; (B) either a cancellation notice or a written intent by the Customer to initiate a bid process for the services provided in such Customer Contract (a “Rebid Contract”) has been received by either Buyer or any Seller on or before the 90th day after Closing; and (C) Buyer has represented to Sellers in writing that Buyer will not bid to render the services provided under the Rebid Customer Contract. For the avoidance of doubt, Buyer has no obligation to bid on a Rebid Contract, and may, in its sole discretion, determine to bid or not bid on a Rebid Contract. In no case shall the aggregate distribution to Buyer pursuant to any number of Joint Requests for Distribution due to Purchase Price Downward Adjustments exceed the Escrow Fund.

(vi)	“Purchase Price Value” shall mean, with respect to each Customer Contract listed on Annex I hereto, the portion of the Purchase Price attributable to such Customer Contract.

(vii)	“New Purchase Price Value” shall mean, with respect to each Rebid Contract for which Buyer and a customer execute an agreement for service thereunder, the amount equal to the product of 2.58 multiplied by the estimated average monthly revenue to be received by Buyer with respect to such Rebid Contract.

(viii)	“Withheld Amount” shall mean the aggregate of the amounts set forth in the Consent Release Amount column on Annex I hereto for each Customer Contract listed therein which is a Rebid Contract and with respect to which Buyer has, or intends to, bid to render the services provided under such Rebid Contract.

3. Appointment of Escrow Agent.

Buyer and Sellers hereby designate and appoint Escrow Agent to serve as escrow agent, and Escrow Agent hereby confirms its agreement to act as escrow agent pursuant to the terms, conditions and provisions of this Agreement.

4. Creation of Escrow Fund.

(a) As contemplated in Section 2.4 of the Asset Purchase Agreement, Buyer is depositing with Escrow Agent an amount equal to $750,000 in immediately available funds (said sum, as it may from time to time be increased by earnings thereon and reduced by any disbursements, amounts distributed under Section 5 hereof, or losses on investments, is herein referred to as the “Escrow Fund”).

(b) The Escrow Agent shall invest the Escrow Fund pursuant to the written instructions of Sellers only in (i) investments in commercial paper maturing in three (3) months or less from the date of issuance which, at the time of acquisition by the Escrow Agent, is rated A1 or better by Standard & Poor’s Corporation or P1 or better by Moody’s Investors Service, Inc.; (ii) investments in direct obligations of the United States of America, or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing in three (3) months or less from the date of acquisition thereof; (iii) investments in repurchase agreements, banker’s acceptances, certificates of deposit and time deposits, in each case maturing within three (3) months from the date of origin, issued by a bank or trust company organized under the laws of the United States of America or any state thereof, having, at the date of the acquisition, capital, surplus and undivided profits aggregating at least $500,000,000; (iv) RidgeWorth US Government Securities Money Market Fund; or (v) another money market fund mutually agreed upon by Buyer and Sellers. Unless instructed otherwise in writing, the Escrow Agent shall invest all funds held pursuant to this Agreement in a RidgeWorth U.S. Government Securities Money Market Fund. Any income earned on such investments shall be added to and shall become part of the Escrow Fund, and any fees incurred to make such investments shall be borne by the Escrow Fund. The Escrow Fund is to be held, administered and paid by the Escrow Agent as provided herein. Escrow Agent acknowledges receipt of the Escrow Fund and agrees to hold, administer and pay the same in accordance with the terms of this Agreement and to not permit any withdrawal thereof except pursuant to the terms hereof. The Escrow Agent shall have no liability for any loss resulting from investments made in accordance with the provisions of this Agreement. On or before the execution and delivery of this Agreement, Buyer and each Seller shall provide to the Escrow Agent a completed Form W-9 or Form W-8, whichever is appropriate. Notwithstanding anything to the contrary herein provided, except for Form 1099’s, the Escrow Agent shall have no duty to prepare or file any Federal or state tax report or return with respect to any funds held pursuant to this Agreement or any income earned thereon. The Escrow Agent shall report all earnings on the Escrow Fund in accordance with the provisions of Section 10 hereof.

5. Disposition of Escrow Fund. Without in any way limiting the provision of this Section 5, all disbursements made from the Escrow Fund by the Escrow Agent to Sellers are subject to Section 5(f).

(a) Promptly upon receipt of a written consent to assignment to Buyer of a Customer Contract listed on Annex I hereto, Sellers shall draft and deliver to Buyer a proposed Joint Request For Distribution which identifies the Consent Release Amount with respect to such Customer Contract and instructs the Escrow Agent to release to Sellers from the Escrow Fund such Consent Release Amount. Buyer shall, within three (3) business days thereafter, either agree to Sellers’ Joint Request For Distribution or note in writing to Sellers its objection thereto. If Buyer objects to the Joint Request For Distribution, then Sellers and Buyer shall attempt, in good faith, to resolve their differences. If, after attempting in good faith to resolve the disputed amounts, the parties cannot agree on the Joint Request For Distribution, then the parties may agree to arbitrate the dispute. Buyer agrees to notify Sellers immediately if Buyer receives a written consent to assignment of any Customer Contract listed on Annex I hereto.

(b) On the 93rd day after the Effective Date, Buyer shall draft and deliver to Sellers a proposed Joint Request For Distribution, which includes an account of the (i) Purchase Price Downward Adjustment Amount, if any, (ii) Other Release Amount, if any, and (iii) Withheld Amount, if any. The Joint Request For Distribution shall instruct the Escrow Agent to (A) release from the Escrow Fund to Sellers the Other Release Amount, (B) release from the Escrow Fund to Buyer the Purchase Price Downward Adjustment and (C) retain in the Escrow Fund the Withheld Amount until a further Joint Request For Distribution is received by Escrow Agent. Sellers shall within three (3) business days thereafter either agree to the Buyer’s Joint Request For Distribution or note in writing to Buyer their exceptions and adjustments thereto. If Sellers note any exceptions to the Joint Request For Distribution, then Sellers and Buyer shall attempt, in good faith, to resolve their differences and timely submit the Joint Request For Distribution to Escrow Agent. If, after attempting in good faith to resolve the disputed amounts, the parties cannot agree on the Joint Request For Distribution, then the parties may agree to arbitrate the dispute. Notwithstanding the foregoing, Sellers and Buyer shall timely submit to the Escrow Agreement a Joint Request For Distribution with respect to any undisputed portion of the Escrow Fund.

(c) No later than the third (3) Business Day after Buyer and a customer execute an agreement for services for a Rebid Contract, Buyer shall draft and deliver to Sellers a proposed Joint Request For Distribution. The Joint Request For Distribution shall instruct the Escrow Agent to release from the Escrow Fund (i) to Sellers, an amount equal to the Consent Release Amount minus the difference, if any, between the Purchase Price Value for such Rebid Contract and the New Purchase Price Value for such Rebid Contract, but in no case shall the amount due to Sellers exceed the Consent Release Amount listed on Annex I hereto for such Rebid Contract and (ii) to Buyer, the amount equal to the difference, if any, between the Purchase Price Value listed on Annex I hereto for such Rebid Contract minus the New Purchase Price Value, but in no case shall the amount due to Buyer for any such Rebid Contract exceed the Consent Release Amount listed on Annex I hereto for such Rebid Contract. If Seller objects to the Joint Request For Distribution, then Sellers and Buyer shall attempt, in good faith, to resolve their differences. If, after attempting in good faith to resolve the disputed amounts, the parties cannot agree on the Joint Request For Distribution, then the parties may agree to arbitrate the dispute.

(d) The Escrow Agent shall disburse the Escrow Fund as follows:

(1)	Upon receipt of a Joint Request for Distribution as specified therein; and

(2)

If written notice from Buyer or any Seller notifying Escrow Agent that the Purchase Price Downward Adjustment Amount or any Withheld Amount is in dispute has not been received by Escrow Agent 100 days after the Effective Date, then Escrow Agent shall disburse the full amount of the Escrow Fund as of such time to Sellers; or

(3)	In accordance with a final judgment from a court of competent jurisdiction or a binding arbitration decision, each from which no appeal may be taken.

(e) All disbursements hereunder shall be made by the Escrow Agent within three (3) Business Days following the events described in this Section 5. The party or parties delivering any distribution request pursuant to this Section 5 will indemnify, defend and hold Escrow Agent harmless from and against any Loss that may be imposed upon or suffered by Escrow Agent by reason of any mistake or inaccuracy contained in such distribution request. The Escrow Agent shall have no duty to determine whether any Joint Request for Distribution conforms to or is permitted under or by virtue of the Asset Purchase Agreement, but shall assume conclusively and without inquiry that any such Joint Request for Distribution satisfies the requirements thereof. Each Joint Request For Distribution shall set forth the amount of the distribution contemplated thereby and the Escrow Agent shall have no duty to determine the amount of any distribution, other than the distribution provided for in Section 5(d)(2)(B) above.

(f) All amounts payable to Sellers hereunder, whether pursuant to a Joint Request For Distribution or otherwise, are subject to the security interest of LSQ Funding, L.C. (“LSQ”), and Sellers hereby instruct the Escrow Agent to pay all such amounts directly to LSQ by federal funds wire transfer to the following account, which instructions may not be changed without the written approval of LSQ:

Bank Name:

Account Title:

Account Number:

ABA/Routing Number:

Reference:

6. The Escrow Agent’s Duties. The Escrow Agent shall be obligated to perform only such duties as are expressly set forth in this Agreement. The provisions of this Section 6 shall survive the resignation or removal of the Escrow Agent or the termination of this Agreement.

7. The Escrow Agent’s Fees and Expenses. For its services hereunder, the Escrow Agent shall be paid the fees and reimbursement for expenses as set forth in Annex II hereto. Such fees and expenses shall be borne by a joint and several obligation of Buyer and Sellers, but solely as among the parties hereto other than the Escrow Agent it is agreed that such fees and expenses shall be borne jointly and severally by Sellers. The provisions of this Section 7 shall survive the resignation or removal of the Escrow Agent or the termination of this Agreement.

8. Provisions Relating To the Escrow Agent.

(a) The Escrow Agent shall not be liable hereunder, except for its own gross negligence or willful misconduct. Further, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, Buyer and Sellers shall jointly and severally indemnify, defend and hold the Escrow Agent and each of its officers, directors, employees and agents (and any successor escrow agent) harmless from and against any and all losses, liabilities, claims, actions, damages, actions and expenses, including reasonable attorneys’ fees and disbursements, arising directly or indirectly out of or in connection with this Agreement or the Escrow Agent’s duties hereunder. If one party’s acts or omissions give rise to the above-mentioned indemnity obligation to the Escrow Agent, that party shall reimburse the other party for any expense incurred by such party in connection therewith. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays in the investment or reinvestment of the Escrow Fund, or any loss of interest incident to any such delays.

(b) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and provided that it believes in good faith that the person duly authorized to do so. The Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct the Escrow Agent on behalf of that party unless written notice to the contrary is delivered to the Escrow Agent.

(c) The Escrow Agent may act pursuant to the advice of legal counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

(d) In the event of any disagreement between Buyer and Sellers resulting in adverse claims or demands being made in connection with the Escrow Fund or in the event that the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to (i) retain the Escrow Fund until the Escrow Agent shall have received (A) a final non-appealable order of an arbitrator or a court of competent jurisdiction directing delivery of the Escrow Fund or (B) a Joint Request For Distribution pursuant to Section 5 hereof directing delivery of the Escrow Fund, in which event the Escrow Agent shall disburse the Escrow Fund in accordance with such notice or (ii) interplead or tender into the registry or custody of any court of competent jurisdiction any part or all of the Escrow Fund. Any court order shall be accompanied by a legal opinion by counsel for the presenting party reasonably satisfactory to the Escrow

Agent to the effect that the order is final and non-appealable. The Escrow Agent shall act on such court order and legal opinion without further question.

(e) This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against or affecting the Escrow Agent. The Escrow Agent shall not be required to take notice of or have any duties under the provisions of any other agreement among the other parties hereto, including, but not limited to, the Asset Purchase Agreement, except this Agreement. The Escrow Agent shall not be charged with or be deemed to have any knowledge or notice of any notice, fact or circumstance not specifically set forth in this Agreement or furnished to the Escrow Agent in notices provided to the Escrow Agent in writing and strictly in accordance with the notice provisions of this Agreement. In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. The Escrow Agent shall not be obligated to take any legal action or to commence any proceedings in connection with this Agreement or any property held hereunder or to appear in, prosecute or defend in any such legal action or proceedings. The Escrow Agent shall have no liability with respect to the transfer or distribution of any funds effected by the Escrow Agent pursuant to wiring or transfer instructions provided to the Escrow Agent in accordance with the provisions of this Agreement.

(f) The provisions of this Section 8 shall survive the resignation or removal of the Escrow Agent or the termination of this Agreement.

9. Resignation of the Escrow Agent. The Escrow Agent may at any time resign as escrow agent hereunder by giving thirty (30) days’ prior written notice of resignation to Buyer and Sellers. Prior to the effective date of the resignation as specified in such notice, Buyer and Sellers will issue to the Escrow Agent written instructions authorizing redelivery of the funds to a bank or trust company which they select. Such bank or trust company shall have capital, surplus and undivided profits in excess of $50,000,000. If, however, Buyer and Sellers shall fail to name such a successor escrow agent within twenty (20) days after the notice of resignation from the Escrow Agent, the Escrow Agent may tender into the custody of any court of competent jurisdiction all funds and other property then held by the Escrow Agent hereunder and the Escrow Agent shall thereupon be relieved of all further duties and obligations under this Agreement. The Escrow Agent shall have no responsibility for the appointment of a successor escrow agent hereunder. Any such successor escrow agent must agree to be and shall be bound by, and shall have all the rights, duties and responsibilities of the Escrow Agent under this Agreement. Such resignation shall not deprive the Escrow Agent of its compensation earned prior thereto.

10. Ownership For Tax Purposes. Sellers agree that, for purposes of federal and state income taxes, Sellers will report all income, if any, that is earned on, or derived from, the Escrow Fund as its income in the taxable year or years in which such income is properly includable and pay any taxes attributable thereto. The Escrow Agent shall allocate such earnings equally among the Sellers.

11. Notices.

(a) Any notice, request, demand or other communication given by any party pursuant to or in connection with this Agreement shall be in writing and shall be deemed duly given if either (i) personally delivered, (ii) sent via recognized overnight courier service, or (iii) mailed to the party to whom sent via registered or certified mail, postage prepaid, return receipt requested and addressed as follows:

If to Sellers:

Tri-S Security Corporation

Attention: Chief Executive Officer

Royal Centre One

11675 Great Oaks Way Suite 120

Alpharetta, Georgia 30022

Telephone Number: (678) 808-1540

with a copy to:

Rogers & Hardin LLP

Attention: Steven E. Fox, Esq.

2700 International Tower

229 Peachtree Street, NE

Atlanta, Georgia 30303

Telephone Number: (404) 522-4700

If to Buyer:

U. S. Security Associates, Inc.

Attention: General Counsel

200 Mansell Court, Suite 500

Roswell, Georgia 30076

Telephone Number: (770) 625-1518

If to Escrow Agent, to:

Nickida Colbert, Trust Officer

SunTrust Bank

Mail Code HDQ-5307

919 E. Main Street

Richmond, Virginia 23219

Telephone Number: (804) 782-7610

(b) Any such notice, request demand or other communication shall be deemed received (i) on the date of actual receipt, if personally delivered or sent via overnight courier or (ii) on the third Business day, if mailed as set forth above; provided, however, that notwithstanding anything to the contrary herein provided, the Escrow Agent shall not be deemed to have received any notice hereunder prior to the Escrow Agent’s actual receipt thereof.

12. Governing Law. This Agreement shall be governed by the laws of the State of Georgia, without regard to such State’s conflicts of law principles.

13. Certain Actions of the Parties. If, in the giving or withholding of claims notifications, consents or requests for or objections to disbursements hereunder, any party shall act in an arbitrary or capricious manner without justification (including unjustified actions taken for the purpose of causing the Escrow Agent to retain sums as to which a party has no reasonable claim), the arbitrator or court adjudicating any dispute arising hereunder or under the Asset Purchase Agreement may award to the successful litigant all costs and attorney fees incurred by such successful litigant by reason of such actions.

14. Counterparts. This Agreement may be executed in one or more counterparts and may be delivered by facsimile, each of which counterpart will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same instrument.

15. Section Headings. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

16. Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. No failure or delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other parties; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

17. Exclusive Agreement and Modification. This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by Buyer, Sellers, and Escrow Agent.

18. Authorized Signatures. Contemporaneously with the execution and delivery of this Agreement and, if necessary, from time to time thereafter, each of the parties to this Agreement (other than the Escrow Agent) shall execute and deliver to the Escrow Agent a Certificate of Authority substantially in the form of Annex III hereto (a “Certificate of

Authority”) for the purpose of establishing the identity and authority of persons entitled to issue notices, instructions or directions to the Escrow Agent on behalf of each such party. Until such time as the Escrow Agent shall receive an amended Certificate of Authority replacing any Certificate of Authority theretofore delivered to the Escrow Agent, the Escrow Agent shall be fully protected in relying, without further inquiry, on the most recent Certificate of Authority furnished to the Escrow Agent. Whenever this Agreement provides for joint written notices, joint written instructions or other joint actions to be delivered to the Escrow Agent, the Escrow Agent shall be fully protected in relying, without further inquiry, on any joint written notice, instructions or action executed by persons named in such Certificate of Authority.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.

BUYER:

U.S. SECURITY ASSOCIATES, INC.

By:	/s/ Kenneth W. Oringer
Kenneth W. Oringer Executive Vice President Tax ID #:

SELLERS:

THE CORNWALL GROUP, INC.

By:	/s/ Nicolas Chater
Name: Nicolas Chater Title: Vice President Tax ID #:

FORESTVILLE CORPORATION

By:	/s/ Nicolas Chater
Name: Nicolas Chater Title: Vice President Tax ID #:

VANGUARD SECURITY OF BROWARD COUNTY, INC.

By:	/s/ Nicolas Chater
Name: Nicolas Chater Title: Vice President Tax ID #:

VANGUARD SECURITY, INC.

By:	/s/ Nicolas Chater
Name: Nicolas Chater Title: Vice President Tax ID #:

ON GUARD SECURITY AND INVESTIGATIONS, INC.

By:	/s/ Nicolas Chater
Name: Nicolas Chater Title: Vice President Tax ID #:

ARMOR SECURITY, INC.

By:	/s/ Nicolas Chater
Name: Nicolas Chater Title: Vice President Tax ID #:

ESCROW AGENT:

SUNTRUST BANK

By:	/s/ Nicolas Chater
Name: Nickida Colbert Title: Trust Officer